UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 11, 2008

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 though 9 are not applicable and therefore omitted.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 11, 2008, a Purchase and Sale Agreement dated July 31, 2008 between Rimage Corporation (the “Company”) and 7725 Washington Avenue Corp. (the “Seller”) became effective. Under the Purchase and Sale Agreement, the Company will purchase from the Seller the real property and building the Company currently leases as its corporate headquarters in Edina, Minnesota. The closing of the purchase transaction will occur ninety days following August 11, 2008, except that the Company may accelerate the closing date upon notice to the Seller. The closing of the transaction is subject to the satisfaction by both parties of customary closing conditions. The Company paid $50,000 in earnest money on August 11, 2008 that will be credited toward the total purchase price of $3.8 million. The balance of the purchase price is payable by the Company at the closing. The Company will finance the purchase using cash on hand.

A copy of the Purchase and Sale Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and the above summary of the Purchase and Sale Agreement is qualified in its entirety by reference to such exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Robert M. Wolf
Robert M. Wolf
Chief Financial Officer

Date:   August 15, 2008